EXHIBIT 99.1

FOR IMMEDIATE RELEASE

THE EASTERN COMPANY REPORTS FIRST QUARTER 2025 RESULTS

•	Net sales from continuing operations of $63.3 million, Adjusted EBITDA from continuing operations of $4.6 million, and Earnings per share from continuing operations of $0.31
•	Completed sale of Big 3 Mold’s ISBM business unit on April 30, 2025
•	Revamped Big 3 Precision’s geographic footprint for improved focus, production and cost-efficiency
•	Completed 200,000-share repurchase program; new 400,000 share buyback program authorized by Board

SHELTON, CT – May 6, 2025 - The Eastern Company (“Eastern” or the “Company”) (NASDAQ:EML), an industrial manufacturer of engineered solutions serving commercial transportation, logistics, and other industrial markets, today announced the results of operations for the first fiscal quarter ended March 29, 2025.

Chief Executive Officer Ryan Schroeder commented, “The first quarter was a period of significant change for Eastern as the Company’s new leadership team began implementing its business plans and taking a wide variety of steps to bolster sales, reduce costs and improve the operating efficiency of our businesses. More recently, on April 30, 2025, we completed the sale of Eastern’s Big 3 Mold’s ISBM business unit, one of three separate units within Big 3 Mold.  In addition, we have been making steady progress in revamping the footprint of Big 3 Precision, including transitioning its engineering and prototyping from Dearborn, MI to a smaller and dedicated location in Sterling Heights, MI, and consolidating its production activities into Big 3 Precision’s existing Centralia, IL facility, This process, which we expect to have a significant positive impact on Big 3’s operating costs, will be completed during the second quarter of 2025.

“Today’s macro-economic environment is challenging, particularly in the heavy-duty truck market, which negatively impacted our Q1 results and the size of our backlog at quarter-end.  We are staying nimble to mitigate the effect of changing dynamics on Eastern’s portfolio of businesses and are regularly updating our operating plans with a focus on margin protection.  We are reinvigorating Eastern’s traditional entrepreneurial spirit as we are developing product road maps for our businesses and staying focused on streamlined operations.

“While the current environment is difficult, we believe it offers opportunities for several of our businesses to increase market share from competitors with less efficient cost structures, less diversified supply bases or less robust balance sheets.  Given Eastern’s strong balance sheet and favorable leverage position, we are actively looking for acquisition targets that fit our size and strategic criteria.”

Mr. Mitarotonda, Chairman of the Board commented, “We are pleased with the progress our new leadership team has been making, which we believe will position Eastern to execute faster and more effectively in today’s ever-changing markets. Our new share repurchase program -- which, at 400,000 shares, is double the size of the buyback program just completed -- illustrates our Board of Directors’ confidence in the intrinsic value of Eastern’s business and our prospects for the future.”

Eastern’s new share repurchase program extends from May 2025 to May 2030. Purchases may be made from time to time at management's discretion. The program permits shares to be repurchased in a variety of methods, including open market purchases, accelerated share repurchases, or other privately negotiated transactions. The share repurchase program may be suspended or discontinued at any time.

First Quarter 2025 Financial Results

The following analysis excludes discontinued operations.

Net sales in the first quarter of 2025 decreased 2% to $63.3 million from $64.6 million in the first quarter of 2024. Sales decreases were primarily due to decreased sales of truck mirror assemblies and truck accessories offset by increased sales of returnable transport packaging products.

3 ENTERPRISE DRIVE, SUITE 408, SHELTON, CONNECTICUT  06484

PHONE (203) 729 - 2255  *  FAX (203) 723 - 8653  *  WWW.EASTERNCOMPANY.COM

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Gross margin as a percentage of net sales for the first quarter of 2025 was 22.4% compared to 23.9% in the prior-year first quarter. The decrease was due to higher raw material costs partially offset by price increases.

Selling, general and administrative expenses decreased $0.8 million, or 8%, in the first quarter of 2025 compared to the first quarter of 2024 due to lower payroll-related expenses of $0.5 million offset by higher sales commissions of $0.4 million and $0.7 million of other reductions.  As a percentage of net sales, selling and administrative costs were 15.6% for the first quarter of 2025 compared to 16.5% for the corresponding period in 2024.

Net income from continuing operations for the first quarter of fiscal 2025 was $1.9 million, or $0.31 per diluted share, compared to net income of $2.1 million, or $0.34 per diluted share, for the comparable period in 2024.

Adjusted net income from continuing operations (a non-GAAP measure) for the first quarter of fiscal 2025 was $ 2.0 million, or $0.32 per diluted share, compared to adjusted net income of $2.1 million, or $0.34 per diluted share, for the comparable period in 2024. Adjusted EBITDA from continuing operations (a non-GAAP measure) for the first quarter of fiscal 2025 was $4.6 million compared to Adjusted EBITDA from continuing operations of $4.8 million for the comparable 2024 period.  See “Non-GAAP Financial Measures” below and the reconciliation table accompanying this release.

During the first quarter of fiscal 2025, the Company repurchased 50,587 shares of common stock under its share repurchase program authorized in August 2023. As of March 29, 2025, that share repurchase program had been completed. On April 30, 2025, the Board of Directors authorized a new share repurchase program authorizing the Company to repurchase up to 400,000 shares of its common stock through May 2030.  Under the share repurchase program, the Company may repurchase shares in the open market and may also enter into structured repurchase agreements with third parties.

Conference Call and Webcast

The Eastern Company will host a conference call to discuss its results for the first quarter of 2025 and related matters on Wednesday, May 7 at 9:00AM Eastern Time. Participants can access the conference call by phone at 888-506-0062 (toll-free in the US and Canada) or 973-528-0011 (international), using access code 798379. Participants can also join via the web at https://www.webcaster4.com/Webcast/Page/1757/52391.

About The Eastern Company

The Eastern Company manages industrial businesses that design, manufacture and sell engineered solutions to markets. Eastern’s businesses operate in industries that offer long-term macroeconomic growth opportunities. The Company operates from locations in the U.S., Canada, Mexico, Taiwan, and China. More information on the Company can be found at www.easterncompany.com.

Safe Harbor for Forward-Looking Statements

Statements contained in this press release that are not based on historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terminology such as “would,” “should,” “could,” “may,” “will,” “expect,” “believe,” “estimate,” “anticipate,” “intend,” “continue,” “plan,” “potential,” “opportunities,” or similar terms or variations of those terms or the negative of those terms. There are many factors that affect the Company’s business and the results of its operations and that may cause the actual results of operations in future periods to differ materially from those currently expected or anticipated. These factors include:

•

the impact of higher raw material and component costs and cost inflation, supply chain disruptions and shortages, particularly with respect to steel, plastics, scrap iron, zinc, copper, and electronic components;

•	delays in delivery of our products to our customers;
•

the impact of global economic conditions and rising interest rates, and more specifically conditions in the automotive, construction, aerospace, energy, oil and gas, transportation, electronic, and general industrial markets, including the impact, length and degree of economic downturns on the customers and markets we serve and demand for our products, reductions in production levels, the availability, terms and cost of financing, including borrowings under credit arrangements or agreements, the potential impact of bank failures on our ability to access financing or capital markets, and the impact of market conditions on pension plan funded status;

•	restrictions on operating flexibility imposed by the agreement governing our credit facility;
•

risks associated with doing business overseas, including fluctuations in exchange rates and the inability to repatriate foreign cash, the impact on cost structure and on economic conditions as a result of actual and threatened increases in trade tariffs and the impact of political, economic, and social instability;

•	the inability to achieve the savings expected from global sourcing of materials;

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•	lower-cost competition;
•	our ability to design, introduce and sell new or updated products and related components;
•	market acceptance of our products;
•	the inability to attain expected benefits from acquisitions or the inability to effectively integrate acquired businesses and achieve expected synergies;
•	costs and liabilities associated with environmental compliance;
•

the impact of climate change, natural disasters, geopolitical events and elections, including a change in administration from the upcoming U.S. presidential election, and public health crises, including pandemics (such as COVID-19) and epidemics, and any related Company or government policies or actions;

•

military conflict (including the Russia/Ukraine conflict, the conflict in the Middle East, the possible expansion of such conflicts and geopolitical consequences) or terrorist threats and the possible responses by the U.S. and foreign governments;

•	failure to protect our intellectual property;
•	cyberattacks; and
•	materially adverse or unanticipated legal judgments, fines, penalties, or settlements.

The Company is also subject to other risks identified and discussed in this Management’s Discussion and Analysis of Financial Condition and Results of Operations, in Part I, Item 1A, Risk Factors, and in Part II, Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the 2024 Form 10-K, and that may be identified from time to time in our quarterly reports on Form 10-Q, current reports on Form 8-K and other filings we make with the Securities and Exchange Commission.

Although the Company believes it has an appropriate business strategy and the resources necessary for its operations, future revenue and margin trends cannot be reliably predicted, and the Company may alter its business strategies to address changing conditions. Also, the Company makes estimates and assumptions that may materially affect reported amounts and disclosures. These relate to valuation allowances for accounts receivable and excess and obsolete inventories, accruals for pensions and other postretirement benefits (including forecasted future cost increases and returns on plan assets), provisions for depreciation (estimating useful lives), uncertain tax positions, and, on occasion, accruals for contingent losses. The Company undertakes no obligation to update, alter, or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise, except as required by law.

Non-GAAP Financial Measures

The non-GAAP financial measures we provide in this report should be viewed in addition to, and not as an alternative for, results prepared in accordance with U.S. GAAP.

To supplement the consolidated financial statements prepared in accordance with U.S. GAAP, we have presented Adjusted Net Income from Continuing Operations, Adjusted Earnings Per Share from Continuing Operations and Adjusted EBITDA from Continuing Operations, which are considered non-GAAP financial measures. The non-GAAP financial measures presented may differ from similarly titled non-GAAP financial measures presented by other companies, and other companies may not define these non-GAAP financial measures in the same way. These measures are not substitutes for their comparable U.S. GAAP financial measures, such as net sales, net income from continuing operations, diluted earnings per share from continuing operations, or other measures prescribed by U.S. GAAP, and there are limitations to using non-GAAP financial measures.

Adjusted Net Income from Continuing Operations is defined as net income from continuing operations excluding, when incurred, gains or losses that we do not believe reflect our ongoing operations, including, for example, the impacts of impairment losses, gains/losses on the sale of subsidiaries, property and facilities, transaction expenses primarily relating to acquisitions and divestitures, factory start-up costs, factory relocation expenses, executive severance, and restructuring costs.  Adjusted Net Income from Continuing Operations is a tool that can assist management and investors in comparing our performance on a consistent basis across periods by removing the impact of certain items that management believes do not directly reflect our underlying operating performance.

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Adjusted Earnings Per Share from Continuing Operations is defined as earnings per share from continuing operations excluding, when incurred, certain per share gains or losses that we do not believe reflect our ongoing operations, including, for example, the impacts of impairment losses, gains/losses on the sale of subsidiaries, property and facilities, transaction expenses primarily relating to acquisitions and divestitures, factory start-up costs, factory relocation expenses, executive severance, and restructuring costs.  We believe that Adjusted Earnings Per Share from Continuing Operations provides important comparability of underlying operational results, allowing investors and management to assess operating performance on a consistent basis from period to period.

Adjusted EBITDA from Operations is defined as net income from continuing operations before interest expense, provision for income taxes, and depreciation and amortization and excluding, when incurred, the impacts of certain losses or gains that we do not believe reflect our ongoing operations, including, for example, impairment losses, gains/losses on sale of subsidiaries, property and facilities, transaction expenses primarily relating to acquisitions and divestitures, factory start-up costs, factory relocation expenses, executive severance, and restructuring expenses.  Adjusted EBITDA from Operations is a tool that can assist management and investors in comparing our performance on a consistent basis by removing the impact of certain items that management believes do not directly reflect our underlying operations.

Management uses such measures to evaluate performance period over period, to analyze the underlying trends in our business, to assess our performance relative to our competitors, and to establish operational goals and forecasts that are used in allocating resources. These financial measures should not be considered in isolation from, or as a replacement for, U.S. GAAP financial measures.

We believe that presenting non-GAAP financial measures in addition to U.S. GAAP financial measures provides investors greater transparency to the information used by our management for its financial and operational decision-making. We further believe that providing this information better enables our investors to understand our operating performance and to evaluate the methodology used by management to evaluate and measure such performance.

Investor Relations Contacts

The Eastern Company

Ryan Schroeder or Nicholas Vlahos

203-729-2255

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THE EASTERN COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended
	March 29, 2025	March 30, 2024
Net sales	$63,312,774	$64,624,238
Cost of products sold	(49,125,302)	(49,170,711)
Gross margin	14,187,472	15,453,527

Product development expense	(1,109,186)	(1,359,797)
Selling and administrative expenses	(9,847,121)	(10,683,652)
Operating profit	3,231,165	3,410,078

Interest expense	(617,470)	(676,028)
Other (expense) income	(199,705)	9,996
Income before income taxes from continuing operations	2,413,990	2,744,046

Income tax expense	(507,179)	(608,629)
Net income from continuing operations	$1,906,811	$2,135,417

Discontinued Operations (see note B)
Income (Loss) from operations of discontinued unit	$46,687	$(241,382)

Income tax benefit (expense)	(9,809)	53,537

Income (Loss) on discontinued operations	$36,878	$(187,845)

Net Income	$1,943,689	$1,947,572

Earnings per share from continuing operations:
Basic	$0.31	$0.34

Diluted	$0.31	$0.34

Earnings (Loss) per share from discontinued operations:
Basic	$0.01	$(0.03)

Diluted	$0.01	$(0.03)
Total earnings per share:
Basic	$0.32	$0.31

Diluted	$0.32	$0.31

Cash dividends per share:	$0.11	$0.11

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THE EASTERN COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 29, 2025	December 28, 2024
	(unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$7,902,956	$14,010,388
Marketable Securities	2,333,000	2,051,301
Accounts receivable, less allowances: 2025 - $535,583; 2024 - $530,560	33,489,814	35,515,632
Inventories	55,360,286	55,209,598
Current portion of notes receivable	19,621	286,287
Prepaid expenses and other assets	4,172,486	3,477,717
Current assets held for sale	6,346,332	5,071,828
Total Current Assets	109,624,495	115,622,751

Property, Plant and Equipment	57,319,191	56,320,688
Accumulated depreciation	(29,642,523)	(28,810,628)
Property, Plant and Equipment, Net	27,676,668	27,510,060

Goodwill	58,615,176	58,509,384
Trademarks	3,769,036	3,946,455
Patents and other intangibles net of accumulated amortization	8,357,673	8,765,612
Long term notes receivable, less current portion	114,223	162,102
Deferred income taxes	6,207,128	6,611,518
Right of use assets	17,965,279	14,180,865
Total Other Assets	95,028,515	92,175,936

TOTAL ASSETS	$232,329,678	$235,308,747

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THE EASTERN COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 29, 2025	December 28, 2024
	(unaudited)
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$20,432,183	$19,650,970
Accrued compensation	4,158,549	5,478,581
Other accrued expenses	3,732,614	9,577,019
Current portion of operating lease liability	3,840,835	3,072,668
Current portion of finance lease liability	757,403	761,669
Current portion of long-term debt	3,978,246	3,603,935
Other current liabilities	308,204	505,376
Current liabilities held for sale	2,368,166	2,144,573
Total Current Liabilities	39,576,200	44,794,791

Other long-term liabilities	550,099	546,395
Operating lease liability, less current portion	14,119,143	11,108,197
Finance lease liability, less current portion	2,929,287	3,052,073
Long-term debt, less current portion	37,553,030	38,640,576
Accrued postretirement benefits	409,404	410,476
Accrued pension cost	16,192,871	16,064,840
Total Liabilities	111,330,034	114,617,348

Shareholders’ Equity
Voting Preferred Stock, no par value:
Authorized and unissued: 1,000,000 shares
Nonvoting Preferred Stock, no par value:
Authorized and unissued: 1,000,000 shares
Common Stock, no par value, Authorized: 50,000,000 shares	35,419,931	35,443,009
Issued: 9,156,500 shares as of 2025 and 9,146,996 shares as of 2024
Outstanding: 6,122,055 shares as of 2025 and 6,163,138 shares as of 2024
Treasury Stock: 3,034,445 shares as of 2025 and 2,983,858 shares as of 2024	(27,739,112)	(26,338,309)
Retained earnings	134,159,324	133,545,670
Accumulated other comprehensive loss:
Foreign currency translation	(1,561,015)	(2,276,590)
Unrealized gain on foreign currency swap, net of tax	(308,204)	(505,376)
Unrecognized net pension and postretirement benefit costs, net of tax	(18,971,280)	(19,177,005)
Accumulated other comprehensive loss	(20,840,499)	(21,958,971)
Total Shareholders’ Equity	120,999,644	120,691,399
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$232,329,678	$235,308,747

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THE EASTERN COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Three Months Ended
	March 29, 2025	March 30, 2024
Operating Activities
Net income	$1,943,689	$1,947,572
Less: Income (Loss) from discontinued operations	36,878	(187,845)
Income from continuing operations	$1,906,811	$2,135,417
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	1,513,054	1,876,125
Acquisition related expenses	21,039	-
Reduction in carrying amount of ROU assets	3,784,982	(775,502)
Unrecognized pension and postretirement (benefit) expense	(13,898)	445,218
Loss on sale of equipment and other assets	-	37,330
Provision for doubtful accounts	11,000	(23,000)
Stock compensation (benefit) expense	(23,078)	513,737
Changes in operating assets and liabilities:
Accounts receivable	2,015,269	(6,383,857)
Inventories	(137,403)	3,262,289
Prepaid expenses and other	(695,563)	(8,763)
Other assets	171,271	21,711
Accounts payable	560,951	2,278,476
Accrued compensation	(1,256,224)	(803,709)
Change in operating lease liability	(3,784,982)	775,502
Other accrued expenses	(5,921,413)	(568,247)
Net cash (used in) provided by operating activities	(1,848,184)	2,782,727

Investing Activities
Marketable securities	(309,385)	(999,960)
Acquisition	(421,039)	-
Payments received from notes receivable	14,545	-
Proceeds from sale of equipment	-	18,000
Purchases of property, plant, and equipment	(849,396)	(1,711,560)
Net cash used in investing activities	(1,565,275)	(2,693,520)

Financing Activities
Payments on short term borrowings (revolver)	-	(7,662)
Principal payments on long-term debt	(750,000)	(792,467)
Financing leases, net	(126,990)	(26,618)
Purchase common stock for treasury	(1,400,804)	(234,800)
Dividends paid	(675,053)	(683,065)
Net cash used in financing activities	(2,952,847)	(1,744,612)

Discontinued Operations
Cash provided by operating activities	389,947	803,130
Cash used in investing activities	-	(65,395)
Cash used in financing activities	(6,347)	(4,619)
Cash provided by discontinued operations	383,600	733,116

Effect of exchange rate changes on cash	218,620	(20,720)
Net change in cash and cash equivalents	(5,764,086)	(943,009)

Cash and cash equivalents at beginning of period	14,843,530	8,299,453
Cash and cash equivalents at end of period [1]	$9,079,444	$7,356,444

Supplemental disclosure of cash flow information:
Interest	$671,762	$831,462
Income taxes	427,318	230,523

Non-cash investing and financing activities
Right of use asset	3,784,982	(715,323)
Lease liability	224,769	215,690

1 includes cash from assets held for sale of $1.2 million as of March 29, 2025 and $0.4 million as of March 30, 2024

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Reconciliation of Non-GAAP Measures

Adjusted Net Income from Continuing Operations and Adjusted Earnings per Share from Continuing Operations Calculation

For the Three Months ended March 29, 2025 and March 30, 2024

($000's)

	Three Months Ended
	March 29, 2025	March 30, 2024
Net income from continuing operations as reported per generally accepted accounting principles (GAAP)	$1,907	$2,135

Earnings per share from continuing operations as reported under generally accepted accounting principles (GAAP):

Basic	$0.31	$0.34
Diluted	$0.31	$0.34

Adjustments:

Restructuring (a)	65	-

Non-GAAP tax impact of adjustments (1)	(14)	-

Total adjustments (Non-GAAP)	51	-

Adjusted net income from continuing operations (Non-GAAP)	$1,958	$2,135

Adjusted earnings per share from continuing operations (Non-GAAP):

Basic	$0.32	$0.34
Diluted	$0.32	$0.34

(1)	We estimate the tax effect of the items identified to determine a non-GAAP annual effective tax rate applied to the pre-tax amount in order to calculate the non-GAAP provision for income taxes

(a)	consists of personnel related and facility costs

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Reconciliation of Non-GAAP Measures

Adjusted EBITDA Calculation

For the Three Months ended March 29, 2025 and March 30, 2024

($000's)

	Three Months Ended
	March 29, 2025	March 30, 2024

Net income from continuing operations as reported per generally accepted accounting principles (GAAP)	$1,907	$2,135

Interest expense	618	676
Provision for income taxes	507	608
Depreciation and amortization	1,519	1,368
Restructuring (a)	65	-
Adjusted EBITDA from continuing operations (non-GAAP)	$4,616	$4,787

Net income (loss) from discontinued operations as reported per generally accepted accounting principles (GAAP)	$37	$(188)

Interest expense	154	169
Provision (benefit) for income taxes	10	(53)
Depreciation and amortization	-	530
Adjusted EBITDA from discontinued operations (non-GAAP)	$201	$458

Net income as reported per generally accepted accounting principles (GAAP)	$1,944	$1,947

Interest expense	772	845
Provision for income taxes	517	555
Depreciation and amortization	1,519	1,898
Restructuring (a)	65	-
Total Adjusted EBITDA	$4,817	$5,245

(a)	consists of personnel related and facility costs

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